UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

January 14, 2014

____________________________

ATHERONOVA INC.

(Exact name of registrant as specified in charter)

Delaware

(State or other Jurisdiction of Incorporation or Organization)

000-52315 (Commission File Number)		20-1915083 (IRS Employer Identification No.)

2301 Dupont Drive, Suite 525 Irvine, CA 92612 (Address of Principal Executive Offices and zip code)

(949) 476-1100

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02.	Unregistered Sales of Equity Securities.

On January 13 and 14, 2014, we entered into Securities Purchase Agreements (the “Securities Purchase Agreements”) with two accredited investors (the “Initial Purchasers”), pursuant to which the Initial Purchasers purchased from us (i) 6% Senior Subordinated Convertible Notes (the “Notes”) for an aggregate cash purchase price of $350,000, and (ii) Common Stock Purchase Warrants (the “Warrants”) pursuant to which the Initial Purchasers may purchase, for a term of 10 years, a number of shares equal to 50% of the shares of our common stock issuable upon conversion of the Notes as of the date of issuance, at an exercise price of $0.23 per share, subject to adjustment as set forth in the Warrants. Our board of directors has approved the sale and issuance to the Initial Purchasers or other purchasers (collectively, the “Purchasers”) of up to an additional $1,050,000 in principal amount of the Notes (with associated warrant coverage) in exchange for a cash purchase price (collectively, the “Capital Raise”).

The Notes are convertible into shares of our common stock at a conversion price equal to the lesser of (a) $0.23 and (b) 70% of the average of the three lowest daily volume weighted average prices occurring during the 20 consecutive trading days immediately preceding the applicable conversion date, subject to full ratchet anti-dilution and other customary adjustments. As of the date of issuance, the Notes were convertible into 1,521,740 shares of our common stock, and the Warrants were exercisable for an aggregate of 760,870 shares of our common stock. The Notes mature on the third anniversary of the date of issuance and accrue interest at the rate of 6% per annum (which interest rate shall be increased to 24% from and for the continuation of an event of default) on the unpaid/unconverted principal balance. The Notes provide that interest is payable on the maturity date or acceleration, conversion, redemption or as otherwise earlier provided under the Notes. Each Note and Warrant prohibits (until such time as the shares issuable under the Notes and Warrants, along with shares of our common stock held by the Purchaser, constitute 4.99% or less of our outstanding common stock, or the Purchaser elects to remove such restriction) the Purchaser from converting the Note or exercising the Warrant if after such conversion or exercise the Purchaser would own more than 4.99% of our outstanding common stock.

The Notes will automatically convert and the applicable beneficial ownership limitation will be deemed to be automatically removed upon the later of (i) 65 days after we deliver to the Purchasers a notice that we have submitted to a national securities exchange an application satisfying the initial (taking into account conversion of the Notes) criteria to list or have quoted our securities on such national securities exchange, and (ii) the date immediately prior to the effective date of a listing of our securities on the applicable national securities exchange.

The Notes and Warrants include customary anti-dilution provisions. If we issue or sell, or are deemed to have issued or sold, any shares of our common stock (other than certain excluded issuances) for a consideration per share less than the fixed per share conversion price or the exercise price in effect immediately prior to such issuance or sale, then concurrently with such issuance or sale the fixed per share conversion price and the exercise price then in effect shall be reduced to the lowest issuance price per share of such newly issued or sold securities (but not less than $0.01).

We may prepay the entire remaining outstanding principal amount of each Note at any time after the 12-month period immediately following the its issuance date in an aggregate amount of 150% of the outstanding principal plus interest.

The following constitute events of default under the Notes: our failure to pay any amount under the Notes when due; our failure to timely issue and deliver shares upon the conversion of Notes; the occurrence of a bankruptcy event with respect to our company or its subsidiaries; a default by our company or its subsidiaries on any of their obligations under any mortgage, indenture, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness involving an obligation greater than $100,000; the cessation of the eligibility of our common stock for listing or quotation on a securities exchange or the over-the-counter market requiring timely filing of the reports required by the Exchange Act of 1934, as amended (the “Exchange Act”); the loss of our status as “DTC eligible’; or our failure to timely file the reports required by the Exchange Act.

Upon receiving a written notice of the occurrence of an event of default, we will have a grace period of 5 business days to cure such event of default. If such event of default remains uncured, at the Purchaser’s election the greater of (i) 120% of the outstanding principal (plus all accrued and unpaid interest, if any) and (ii) the product of (A) the highest closing price for the 5 days on which the applicable trading market is open for business immediately preceding the Purchaser’s acceleration and (B) a fraction, of which the numerator is the entire outstanding principal, and of which the denominator is the applicable conversion price as of the date such ratio is being determined, shall become immediately due and payable.

We also entered into a Security Agreement and an Intellectual Property Security Agreement with the Purchasers and each of our subsidiaries, pursuant to which all of our obligations under the Notes are secured by first priority security interests (subordinated to the holders of our Second Amended and Restated 2.5% Senior Secured Convertible Notes) in all of our assets and the assets of each of our subsidiaries, including intellectual property. Upon an event of default under the Notes or such agreements, the Purchasers will be entitled to foreclose on any of such assets or exercise other rights available to a secured creditor under applicable law. In addition, under a Subsidiary Guarantee, each of our subsidiaries has guaranteed all of our obligations under the Notes.

In connection with the Capital Raise, we also entered into warrant amendment agreements with each Purchaser and its affiliates that held warrants previously issued by us, pursuant to which we agreed to extend the term of such warrants through a period of 10 years from the initial issuance date of such warrants.

Fred Knoll, one of our directors, is the Principal of Knoll Capital Management, L.P., the Investment Manager of Europa International, Inc. (“Europa”), one of the Initial Purchasers. Europa is a holder of a Second Amended and Restated 2.5% Senior Secured Convertible Note and certain outstanding warrants, the terms of which will be extended pursuant to a warrant amendment agreement. Except for the Securities Purchase Agreements and the transactions contemplated thereby, and except as disclosed above, none of the Initial Purchasers had any material relationship with our company.

The Notes and Warrants were issued in a private placement, exempt from the registration requirements of the Securities Act of 1993, as amended, to purchasers that are accredited investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AtheroNova Inc.

Date: January 21, 2014	By:	/s/ Mark Selawski
Mark Selawski
Chief Financial Officer & Secretary

5